CERTIFICATE OF FORMATION

                                       OF

                    TRIGEN-CINERGY SOLUTIONS OF ROCHESTER LLC

               The undersigned, being a natural person of age eighteen years or more, acting as organizer of a limited liability company under the Delaware limited Liability Company Act (as the same may be amended from time to time, the "Act"), adopts, pursuant to Section 18-201 of the Act, the following Certificate of Formation for such limited liability company (the "Company"):


                                    ARTICLE I
                                      NAME

                       The name of the Company shall be:
                   Trigen-Cinergy Solutions of Rochester LLC.


                                   ARTICLE II
                       REGISTERED OFFICE, REGISTERED AGENT

               The initial registered office of the Company shall be: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other location as the members by mutual consent shall determine. The initial registered agent of the Company shall be: c/o The Corporation Trust Company, Corporation Trust Center, 1209 Orange Street, Wilmington, New Castle County, Delaware 19801, or such other location as the members by mutual consent shall determine. Either the registered office or the registered agent may be changed in the manner provided by law.


                                   ARTICLE III
                               PERIOD OF DURATION

               The Company shall exist until dissolved according to law or by the terms of the Operating Agreement (defined in Article VI).


                                   ARTICLE IV
                                     P0WERS

               Except as restricted by this Certificate of Formation, the Company shall have and may exercise all powers and rights which a limited liability company may exercise legally pursuant to the Act.



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                                    ARTICLE V
                                   AMENDEMENTS

               The Company reserves the right to amend its Certificate of Formation from time to time in accordance with the Act, provided, that the unanimous approval of the members of the Company to such amendment has been duly obtained.


                                   ARTICLE VI
                         ADOPTION OF OPERATING AGREEMENT

               The initial Limited Liability Company Agreement of the Company (the "Operating Agreement") shall be adopted by its members. The Operating Agreement may contain any provisions for the regulation and management of the affairs of the Company not inconsistent with law or this Certificate of Formation.

         The  undersigned  does  hereby  certify,   make  and  acknowledge  this
Certificate of Formation on the 19th day of October, 1999.



                                                     /S/ BARBARA FARR
                                                     ----------------
                                                     Barbara Farr
                                                     Authorized Person

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